Exhibit 99.1

NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE March 1, 2013	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Fourth Quarter and Full Year 2012 Financial Results;
Announces 2013 Earnings Guidance

Pepco Holdings, Inc. (NYSE: POM) today reported fourth quarter and full year 2012 earnings from continuing operations as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net Income from Continuing Operations (GAAP)
Net Income ($ in millions)	$43	$23	$285	$260
Earnings Per Share – Basic	$0.18	$0.10	$1.25	$1.15
Earnings Per Share – Diluted	$0.18	$0.10	$1.24	$1.15

Adjusted Net Income from Continuing Operations (Non-GAAP)
Adjusted Net Income ($ in millions)	$44	$34	$277	$283
Adjusted Earnings Per Share – Diluted	$0.19	$0.15	$1.21	$1.25

“2012 was a year of significant progress on our key initiatives,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “Throughout the year, we invested nearly $1.2 billion in transmission and distribution infrastructure including projects focused on enhancing reliability and installing advanced technology throughout our service area.  These investments are significantly improving our operating performance and restoration efforts, as demonstrated during two severe weather events in 2012.  Our progress culminated in ending the year with a notable rise in customer satisfaction levels.”  Rigby added, “While earnings reflect the positive effects of our investment in utility infrastructure, results were also impacted by lower Pepco Energy Services earnings.   While profitable, Pepco Energy Services’ financial results have been impacted by the wind-down of the retail energy supply business and a challenging energy services market.”

(more)

Rigby went on to say that continued improvement in system reliability and initiatives to reduce regulatory lag will be the focus in 2013.  “Given our planned $5.9 billion investment in the electric system over the next five years to meet our customers’ needs, achieving timely and reasonable recovery of our investment through constructive regulatory outcomes is critical.   Because the rate case outcomes we received in 2012 generally fell short of what is needed to earn our authorized rate of return, we are filing new cases in each jurisdiction we serve.  We are also making steady progress in working with regulators and public officials to identify long-term reliability improvements and the corresponding timely recovery of, and an adequate return on, investments, and we look forward to continued progress in 2013.”

The decrease in adjusted net income from continuing operations (Non-GAAP) for the full year ended December 31, 2012, as compared to the full year ended 2011, was largely due to lower Pepco Energy Services earnings (due to the ongoing wind-down of the retail energy supply business and lower energy services construction activity), higher Power Delivery operation and  maintenance expense (mainly due to higher employee related and customer support costs), lower default electricity supply margins (primarily due to a favorable adjustment in 2011 for cost recovery of higher cash working capital costs) and higher interest expense (due to an increase in outstanding debt), partially offset by higher electric transmission and distribution revenue (predominantly due to higher rates related to increased plant investment).

The increase in adjusted net income from continuing operations (Non-GAAP) for the fourth quarter 2012, as compared to the same period in the prior year, was driven by higher electric transmission and distribution revenue (due to higher rates related to increased plant investment), partially offset by lower Pepco Energy Services earnings (due to the ongoing wind-down of the retail energy supply business and lower energy services construction activity).

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations – Millions of dollars	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Reported (GAAP) Net Income from Continuing Operations	$43	$23	$285	$260
Adjustments (after-tax):
● Mark-to-market (gains)/losses from Pepco Energy Services retail energy economic hedging activities (($4) million, $18 million, ($24) million and $30 million pre-tax, respectively)	(3)	11	(15)	18
● Impairment charges related to Pepco Energy Services long-lived assets ($7 million and $12 million pre-tax, respectively)	4	-	7	-
● Effect of adopting a tax law change in District of Columbia ($7 million pre-tax)	-	-	-	5
Adjusted Net Income from Continuing Operations (Non-GAAP)	$44	$34	$277	$283

(more)

Earnings per Share from Continuing Operations	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Reported (GAAP) Earnings per Share from Continuing Operations – Diluted	$0.18	$0.10	$1.24	$1.15
Adjustments (after-tax):
● Mark-to-market (gains)/losses from Pepco Energy Services retail energy economic hedging activities	(0.01)	0.05	(0.06)	0.08
● Impairment charges related to Pepco Energy Services long-lived assets	0.02	-	0.03	-
● Effect of adopting a tax law change in District of Columbia	-	-	-	0.02
Adjusted Earnings per Share from Continuing Operations (Non-GAAP) - Diluted	$0.19	$0.15	$1.21	$1.25

The income tax effect with respect to the foregoing adjustments was calculated using a composite income tax rate of approximately 40 percent.

Earnings Guidance

Pepco Holdings today announced an earnings guidance range for 2013 of $1.05 to $1.20 per share.

The range:

●	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●	assumes normal weather conditions,

●	excludes earnings or losses associated with the retail energy supply business of Pepco Energy Services, including the net mark-to-market effects of economic hedging activities, and

●	excludes earnings or losses associated with the cross-border energy lease investments, including the associated interest on the tax liability.

Recent Events

Operations

●
Power Delivery electric sales were 48,142 gigawatt hours (GWh) in 2012, compared to 49,266 GWh in 2011.  In the electric service territory, heating degree days decreased by 11 percent and cooling degree days decreased by 2 percent in 2012 compared to 2011.  Weather-adjusted electric sales were 48,182 GWh in 2012, compared to 48,785 GWh in the prior year.

(more)

●
Power Delivery electric sales were 10,992 gigawatt hours (GWh) for the fourth quarter of 2012, compared to 10,966 GWh for the same period in 2011.  Heating degree days in the electric service territory increased by 13 percent for the fourth quarter 2012 compared to the prior year.  Weather adjusted electric sales were 11,095 GWh for the fourth quarter of 2012 compared to 11,255 GWh in 2011.

●
As of December 31, 2012, Delmarva Power’s installation and activation of smart meters in its Delaware electric service territory was substantially complete and Pepco had installed approximately 98 percent of its smart meters in its District of Columbia service territory (91 percent activated) and 83 percent of its smart meters in its Maryland service territory (57 percent activated).  On May 8, 2012, the Maryland Public Service Commission (MPSC) authorized Delmarva Power to proceed with the implementation of the smart meters in Maryland.  Installation will commence when the Customer Education Plan is approved by the MPSC, which is expected in the first quarter of 2013.   The respective public service commissions have approved the creation of a regulatory asset to defer Advanced Metering Infrastructure (AMI) costs between rate cases, as well as the accrual of a return on the deferred costs.

Regulatory Matters

●
On December 21, 2012, PHI submitted a filing to the Federal Energy Regulatory Commission (FERC) seeking recovery of approximately $88 million of abandoned Mid-Atlantic Power Pathway (MAPP) capital expenditures, in accordance with the terms of a 2008 FERC order approving an incentive rate for the MAPP project including the recovery of prudently incurred abandonment costs.  Consistent with the FERC order, certain of PHI’s MAPP capital expenditures were included in rate base, earning an incentive rate of return of 12.8 percent during the project development period.

●
On December 11, 2012, Atlantic City Electric filed an electric distribution base rate case in New Jersey.  The filing seeks approval of an annual rate increase of $70 million, based on a requested return on equity of 10.25 percent.  A decision in the case is expected in the fourth quarter of 2013.

●
On December 7, 2012, Delmarva Power filed a natural gas distribution base rate case in Delaware.  The filing seeks approval of an annual rate increase of $12 million, based on a requested return on equity of 10.25 percent.  As permitted by Delaware law, Delmarva Power implemented an interim rate increase of $2.5 million on February 5, 2013, subject to refund.  A decision in the case is expected in the third quarter of 2013.

●
On November 30, 2012, Pepco filed an electric distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $61 million, based on a requested return on equity of 10.25 percent.  In addition, to address the recommendations of the Maryland Governor’s Grid Resiliency Task Force Report, Pepco is requesting approval of a three-year Grid Resiliency Charge (GRC) for costs totaling $192 million associated with its plan to accelerate investments in infrastructure.  The GRC, if approved, would be implemented as a rider that is separate from base rates and would include a return on investment.  A decision in the case is expected in late June 2013.

(more)

●
On November 29, 2012, the Delaware Public Service Commission approved the settlement agreement in Delmarva Power’s electric distribution base rate case.  The settlement provides for a $22 million annual increase in Delmarva Power’s electric distribution base rates and a stated return on equity of 9.75 percent.  As permitted by Delaware law, Delmarva Power previously implemented interim rate increases of $2.5 million on January 31, 2012 and $22.3 million on July 3, 2012.  The amount collected in excess of the settlement will be returned to customers.  The settlement agreement also provides for the phased-in recovery of $40 million of AMI costs that were previously deferred as a regulatory asset.

Financing

●
On February 27, 2013, the equity forward transaction entered into on March 5, 2012 was settled for $312 million, (17.9 million shares).  Proceeds were used to repay outstanding commercial paper, a portion of which was issued in order to make capital contributions to the utility subsidiaries and for general corporate purposes.

Cross-Border Energy Leases

●
On January 9, 2013, the U.S Court of Appeals for the Federal Circuit issued an opinion in Consolidated Edison Company of New York, Inc. & Subsidiaries v. United States (to which PHI is not a party), that disallowed tax benefits associated with certain cross-border energy lease transactions.  While PHI believes that its tax position with regard to its cross-border energy lease investments is appropriate, PHI has determined its tax position with respect to the leases no longer meets the more likely than not standard of recognition for accounting purposes.  Accordingly, PHI expects to record a non-cash charge of between $355 million and $380 million (after-tax) in the first quarter of 2013.  In addition, in order to mitigate PHI’s ongoing interest costs, PHI anticipates that it will make a deposit with the IRS for additional taxes and related interest of approximately $240 million, inclusive of certain tax benefits arising from matters unrelated to the leases that would offset the amount of taxes and interest due.  This deposit is expected to be made in the first quarter of 2013 and funded from currently available sources of liquidity and short-term borrowings.  PHI is also evaluating the liquidation of its cross-border energy lease investments.  The liquidation proceeds would be used to repay any borrowings used to fund the deposit.  PHI estimates that a partial or complete liquidation would be accomplished within one year.

(more)

Further details regarding changes in consolidated earnings between 2012 and 2011 are provided in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, and which is also available at http://www.pepcoholdings.com/investors.  Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information.  Information on the website is not a part of this news release.

Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss fourth quarter results on Friday, March 1 at 10 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-700-6067 before 9:55 a.m.  The pass code for the call is 87371827.  International callers may access the call by dialing 1-617-213-8834, using the same pass code, 87371827.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 21341744.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 21341744.  An audio archive will be available on PHI’s website, http://www.pepcoholdings.com/investors.
Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

(more)

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  The forward-looking statements should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s annual report filed on March 1, 2013, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors, nor can the impact of any such factor be assessed on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The foregoing factors should not be construed as exhaustive.

(more)

Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

	Year Ended December 31,

		Pepco
	Power	Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI
2011 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.93	$0.10	$0.16	$(0.04)	$1.15

2011 Adjustments (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to-market Losses	–	0.08	–	–	0.08
● District of Columbia Unitary Tax Impact	–	–	0.02	–	0.02

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.93	0.18	0.18	(0.04)	1.25

Change from 2011 Adjusted earnings per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	(0.02)	–	–	–	(0.02)
- Rate Increases	0.12	–	–	–	0.12
- Other Distribution Revenue	0.03	–	–	–	0.03
● Network Transmission Revenue	0.07	–	–	–	0.07
● ACE Basic Generation Service (primarily unbilled revenue)	(0.02)	–	–	–	(0.02)
● Standard Offer Service Margin	(0.03)	–	–	–	(0.03)
● Operation & Maintenance	(0.03)	–	–	–	(0.03)
Pepco Energy Services
● Retail Energy Supply	–	(0.08)	–	–	(0.08)
● Energy Services	–	(0.06)	–	–	(0.06)
Other Non-Regulated
● Gain on Lease Terminations	–	–	0.03	–	0.03
● Other, net	–	–	(0.01)	–	(0.01)
Corporate and Other	–	–	–	0.02	0.02
Net Interest Expense	(0.03)	0.01	0.01	(0.01)	(0.02)
Income Tax Adjustments	0.02	–	(0.04)	–	(0.02)
Dilution Due to Shares Outstanding	(0.02)	–	–	–	(0.02)

2012 Adjusted earnings (loss) per share from Continuing Operations (Non–GAAP) - Diluted	1.02	0.05	0.17	(0.03)	1.21

2012 Adjustments (2)

● Pepco Energy Services Retail Energy Supply – Net Mark-to- market Gains	–	0.06	–	–	0.06
● Pepco Energy Services – Impairment Charges	–	(0.03)	–	–	(0.03)

2012 Earnings (loss) per share from Continuing Operations (GAAP) (4) – Diluted	$1.02	$0.08	$0.17	$(0.03)	$1.24

(1)	The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP information is intended to complement, and should not be considered as an alternative to the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.02 per share.

(4)	The 2012 weighted average number of basic and diluted shares outstanding was 229 million and 230 million, respectively.

(more)

Pepco Holdings, Inc.
Earnings Per Share Variance
2012 / 2011

	Three Months Ended December 31,

		Pepco
	Power	Energy	Other Non-	Corporate	Total
	Delivery	Services	Regulated	and Other	PHI
2011 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.11	$(0.01)	$0.02	$(0.02)	$0.10

2011 Adjustment (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to-market Losses	–	0.05	–	–	0.05

2011 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.11	0.04	0.02	(0.02)	0.15

Change from 2011 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	0.01	–	–	–	0.01
- Rate Increases	0.06	–	–	–	0.06
- Other Distribution Revenue	–	–	–	–	–
● Network Transmission Revenue	0.01	–	–	–	0.01
● Standard Offer Service Margin	(0.01)	–	–	–	(0.01)
● Operation & Maintenance	–	–	–	–	–
● Depreciation	–	–	–	–	–
Pepco Energy Services
● Retail Energy Supply	–	(0.03)	–	–	(0.03)
● Energy Services	–	(0.01)	–	–	(0.01)
Other Non-Regulated	–	–	–	–	–
Corporate and Other	–	–	–	0.02	0.02
Net Interest Expense	(0.01)	–	0.01	(0.01)	(0.01)
Income Tax Adjustments	0.01	(0.01)	–	–	–
2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.18	(0.01)	0.03	(0.01)	0.19

2012 Adjustments (2)
● Pepco Energy Services Retail Energy Supply – Net Mark-to-market Gains	–	0.01	–	–	0.01
● Pepco Energy Services – Impairment Charges	–	(0.02)	–	–	(0.02)

2012 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.18	$(0.02)	$0.03	$(0.01)	$0.18

(1)	The 2011 weighted average number of basic and diluted shares outstanding was 227 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP financial information is intended to complement, and should not be considered as an alternative to the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.01 per share.

(4)	The 2012 weighted average number of basic and diluted shares outstanding was 229 million and 232 million, respectively.

(more)

SEGMENT INFORMATION

	Year Ended December 31, 2012
	(millions of dollars)
	Power Delivery	Pepco Energy Services		Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,378	$662		$52		$(11)	$5,081
Operating Expenses (b)	3,847	634	(c)	(34	)(d)	(36)	4,411
Operating Income	531	28		86		25	670
Interest Income	1	1		4		(5)	1
Interest Expense	219	1		11		34	265
Impairment Losses	-	-		(1)		-	(1)
Other Income	32	1		-		3	36
Preferred Stock Dividends	-	-		3		(3)	-
Income Tax Expense	110	11		35	(e)	-	156
Net Income (Loss) from Continuing Operations	235	18		40	(d)	(8)	285
Total Assets	12,149	362		1,361		1,904	15,776
Construction Expenditures	$1,168	$11		$-		$37	$1,216

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(11) million for Operating Revenue, $(10) million for Operating Expenses, $(21) million for Interest Income, $(18) million for Interest Expense and $(3) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $454 million, consisting of $416 million for Power Delivery, $14 million for Pepco Energy Services, $2 million for Other Non-Regulated and $22 million for Corporate and Other.

(c)
Includes impairment losses of $12 million pre-tax ($7 million after-tax) at Pepco Energy Services associated primarily with investments in landfill gas-fired electric generation facilities, and the combustion turbines at Buzzard Point.

(d)	Includes $39 million pre-tax ($9 million after-tax) gain from the early termination of finance leases held in trust.
(e)	Includes a $16 million charge related to the recognition of the tax consequences associated with the early termination of finance leases held in trust.

	Year Ended December 31, 2011
	(millions of dollars)

	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,650	$1,269	$48		$(16)	$5,951
Operating Expenses (b)	4,150	1,237	(30	)(c)	(43)	5,314
Operating Income	500	32	78		27	637
Interest Income	1	1	4		(5)	1
Interest Expense	208	3	13		30	254
Impairment Losses	-	-	-		(5)	(5)
Other Income (Expenses)	29	3	(4)		2	30
Preferred Stock Dividends	-	-	3		(3)	-
Income Tax Expense (d)	112	9	27		1	149
Net Income (Loss) from Continuing Operations	210	24	35	(c)	(9)	260
Total Assets	11,008	565	1,499		1,838	14,910
Construction Expenditures	$888	$14	$-		$39	$941

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(16) million for Operating Revenue, $(15) million for Operating Expense, $(22) million for Interest Income, $(22) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $426 million, consisting of $394 million for Power Delivery, $17 million for Pepco Energy Services, $2 million for Other Non-Regulated, and $13 million for Corporate and Other.

(c)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of cross-border energy leases held in trust.
(d)
Includes tax benefits of $14 million for Power Delivery primarily associated with an interest benefit related to federal tax liabilities and a $22 million charge for Other Non-Regulated related to the recognition of the tax consequences associated with the early termination of cross-border energy leases held in trust.

(more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	UNAUDITED
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,004	$979	$4,378	$4,650
Pepco Energy Services	118	264	662	1,269
Other	12	10	41	32
Total Operating Revenue	1,134	1,253	5,081	5,951

Operating Expenses
Fuel and purchased energy	528	694	2,476	3,453
Other services cost of sales	38	44	170	172
Other operation and maintenance	232	232	911	914
Depreciation and amortization	111	101	454	426
Other taxes	102	105	432	451
Gain on early termination of finance leases held in trust	-	-	(39)	(39)
Deferred electric service costs	1	(14)	(5)	(63)
Impairment losses	7	-	12	-
Total Operating Expenses	1,019	1,162	4,411	5,314
Operating Income	115	91	670	637

Other Income (Expenses)
Interest and dividend income	1	1	1	1
Interest expense	(67)	(65)	(265)	(254)
Gain (loss) from equity investments	1	1	1	(3)
Impairment losses	(1)	(5)	(1)	(5)
Other income	8	6	35	33
Total Other Expenses	(58)	(62)	(229)	(228)

Income from Continuing Operations Before Income Tax Expense	57	29	441	409

Income Tax Expense Related to Continuing Operations	14	6	156	149
Net Income from Continuing Operations	43	23	285	260

Loss from Discontinued Operations, net of Income Taxes	-	(4)	-	(3)
Net Income	$43	$19	$285	$257

Basic and Diluted Share Information
Weighted average shares outstanding – Basic (millions)	229	227	229	226
Earnings per share of common stock from Continuing Operations – Basic	$0.18	$0.10	$1.25	$1.15
Loss per share of common stock from Discontinued Operations – Basic	-	(0.02)	-	(0.01)
Earnings per share – Basic	$0.18	$0.08	$1.25	$1.14

Weighted average shares outstanding – Diluted (millions)	232	227	230	226
Earnings per share of common stock from Continuing Operations – Diluted	$0.18	$0.10	$1.24	$1.15
Loss per share of common stock from Discontinued Operations – Diluted	-	(0.02)	-	(0.01)
Earnings per share – Diluted	$0.18	$0.08	$1.24	$1.14

(more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$25	$109
Restricted cash equivalents	10	11
Accounts receivable, less allowance for uncollectible accounts of $36 million and $49 million, respectively	837	929
Inventories	156	132
Derivative assets	1	5
Prepayments of income taxes	59	74
Deferred income tax assets, net	28	59
Prepaid expenses and other	133	120
Total Current Assets	1,249	1,439

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,614	2,196
Investment in finance leases held in trust	1,237	1,349
Income taxes receivable	217	84
Restricted cash equivalents	17	15
Assets and accrued interest related to uncertain tax positions	18	37
Derivative assets	8	-
Other	163	163
Total Investments and Other Assets	5,681	5,251

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,625	12,855
Accumulated depreciation	(4,779)	(4,635)
Net Property, Plant and Equipment	8,846	8,220

TOTAL ASSETS	$15,776	$14,910

(more)

PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$965	$732
Current portion of long-term debt and project funding	569	112
Accounts payable and accrued liabilities	574	549
Capital lease obligations due within one year	8	8
Taxes accrued	75	110
Interest accrued	47	47
Liabilities and accrued interest related to uncertain tax positions	9	3
Derivative liabilities	7	26
Other	273	274
Total Current Liabilities	2,527	1,861

DEFERRED CREDITS
Regulatory liabilities	501	526
Deferred income taxes, net	3,176	2,863
Investment tax credits	20	22
Pension benefit obligation	449	424
Other postretirement benefit obligations	454	469
Liabilities and accrued interest related to uncertain tax positions	15	32
Derivative liabilities	11	6
Other	191	191
Total Deferred Credits	4,817	4,533

LONG-TERM LIABILITIES
Long-term debt	3,648	3,794
Transition bonds issued by ACE Funding	256	295
Long-term project funding	12	13
Capital lease obligations	70	78
Total Long-Term Liabilities	3,986	4,180

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value - authorized 400,000,000 shares, 230,015,427 and 227,500,190 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,383	3,325
Accumulated other comprehensive loss	(48)	(63)
Retained earnings	1,109	1,072
Total Equity	4,446	4,336
TOTAL LIABILITIES AND EQUITY	$15,776	$14,910

(more)

POWER DELIVERY SALES AND REVENUES

	Three Months Ended December 31,		Year Ended December 31,
Power Delivery Sales (Gigawatt Hours)	2012	2011	2012	2011
Regulated T&D Electric Sales
Residential	3,676	3,514	17,150	17,728
Commercial and industrial	7,241	7,377	30,734	31,282
Transmission and other	75	75	258	256
Total Regulated T&D Electric Sales	10,992	10,966	48,142	49,266

Default Electricity Supply Sales
Residential	2,989	2,977	14,245	15,545
Commercial and industrial	1,166	1,415	5,508	6,168
Other	14	19	55	73
Total Default Electricity Supply Sales	4,169	4,411	19,808	21,786

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$167	$144	$722	$683
Commercial and industrial	224	208	923	884
Transmission and other	92	83	361	324
Total Regulated T&D Electric Revenue	$483	$435	$2,006	$1,891

Default Electricity Supply Revenue
Residential	$296	$305	$1,467	$1,668
Commercial and industrial	117	134	542	642
Other	30	27	115	152
Total Default Electricity Supply Revenue	$443	$466	$2,124	$2,462

Other Electric Revenue	$19	$17	$65	$67

Total Electric Operating Revenue	$945	$918	$4,195	$4,420

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	2,376	2,008	6,428	7,346
Commercial and industrial	1,326	1,235	3,636	4,442
Transportation and other	1,874	1,756	6,751	6,966
Total Regulated Gas Sales	5,576	4,999	16,815	18,754

Regulated Gas Revenue (Millions of dollars)
Residential	$31	$31	$94	$113
Commercial and industrial	15	16	47	61
Transportation and other	3	2	10	9
Total Regulated Gas Revenue	$49	$49	$151	$183
Other Gas Revenue	$10	$12	$32	$47

Total Gas Operating Revenue	$59	$61	$183	$230

Total Power Delivery Operating Revenue	$1,004	$979	$4,378	$4,650

(more)

POWER DELIVERY – CUSTOMERS

	December 31, 2012	December 31, 2011

Regulated T&D Electric Customers (in thousands)
Residential	1,641	1,636
Commercial and industrial	198	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,841	1,836

Regulated Gas Customers (in thousands)
Residential	115	115
Commercial and industrial	10	9
Transportation and other	-	-
Total Regulated Gas Customers	125	124

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Heating Degree Days	1,429	1,267	3,523	3,968
20 Year Average	1,533	1,542	4,327	4,311
Percentage Difference from Average	(7%)	(18%)	(19%)	(8%)
Percentage Difference from Prior Year	13%		(11%)

Cooling Degree Days	39	14	1,649	1,684
20 Year Average	28	30	1,365	1,361
Percentage Difference from Average	39%	(53%)	21%	24%
Percentage Difference from Prior Year	179%		(2%)

(more)

PEPCO ENERGY SERVICES

Operating Summary (Millions of dollars)	Three Months Ended December 31,			Year Ended December 31,
	2012		2011	2012		2011

Retail Electric Sales (GWh)	340	(4)	1,360	2,313	(4)	7,080

Retail Energy Supply(1)
Operating Revenue(2)	$68		$203	$434		$1,027
Cost of Goods Sold(2)(3)	65		204	369		967
Gross Margin	3		(1)	65		60

Operation and Maintenance Expense	4	(5)	8	20	(5)	36
Depreciation	-		2	7		10
Operating Expense	4		10	27		46

Operating (Loss) Income – Retail Energy Supply	(1)		(11)	38		14

Energy Services
Operating Revenue(2)	$51		$64	$236		$257
Cost of Goods Sold(2)	39		49	178		185
Gross Margin	12	(6)	15	58	(6)	72

Operation and Maintenance Expense	17	(7)	10	54	(7)	40
Depreciation	1		2	7		7
Operating Expense	18		12	61		47

Operating (Loss) Income – Energy Services	(6)		3	(3)		25

Unallocated Overhead Cost	2		1	7		7

Operating (Loss) Income - PES	$(9)		$(9)	$28		$32

Notes:
(1)	Includes power generation.

(2)	Certain transactions between the Retail Energy Supply and Energy Services businesses are not eliminated.

(3)
Includes mark-to-market gains of $4 million and mark-to-market losses of $18 million for the three months ended December 31, 2012 and 2011, respectively. Includes mark-to-market gains of $24 million and mark-to-market losses of $30 million for the full years 2012 and 2011, respectively.

(4)	Retail electric sales decreased due to the continuing expiration of existing contracts in connection with the wind-down of the retail energy supply business.

(5)
Operations and maintenance expense includes impairment charges of $1 million and $3 million for the three months ended and full year ended December 31, 2012 respectively, associated with combustion turbines at the Buzzard generation facility.

(6)	Energy services gross margin decreased primarily due to lower energy services construction activity.

(7)
Operation and maintenance expense includes impairment charges of $6 million and $9 million for the three months and full year ended December 31, 2012, respectively, mainly related to the landfill gas facilities as well as employee severance costs of $1 million and $2 million for the three months and full year ended December 31, 2012, respectively.

# # # # #